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                                                                Exhibit 23(b)(1)





October 31, 1996



ALLIED Group, Inc.
701 Fifth Avenue
Des Moines, IA  50391-2000

Re:     Post-Effective Amendment No. 2 to
        Registration Statement on Form S-3
        Dividend Reinvestment and Stock Purchase Plan

Gentlemen:

        We consent to the use of our opinion filed as Exhibit 5.a. to the Registration Statement on Form S-3 (Registration No. 33-48233) filed by ALLIED Group, Inc. with the Securities Exchange Commission, and to the reference to us under the caption "Legal Matters" in the Prospectus contained in such Registration Statement.

Very truly yours,


/s/ Donald J. Brown

Donald J. Brown
Davis, Brown, Koehn, Shors & Roberts, P.C.